UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 6, 2012

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-34587	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No.106 Zhonghuan South Road, Airport Industrial Park Tianjin, People’s Republic of China, 300308
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-5883-8509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, David Ming He resigned as Chief Financial Officer (the “CFO”) of Shengkai Innovations, Inc. (“Company”) on March 20, 2012.  On April 6, 2012, the board of directors of the Company (the “Board”) appointed Ms. Linbin Zhang, the Company’s treasury manager to be the Company’s interim CFO, effective April 19, 2012.

Ms. Zhang, 29, has been serving as the Company’s treasury manager since February 2010. From October 2009 to December 2009, she served as accountant in Worldwide Clinical Trials, Inc., in Los Angeles, California. From August 2007 to September 2009, she served as accountant in Turbo-Tek International, Inc., in Los Angeles, California. From June 2006 to June 2007, Ms. Zhang was an audit associate in Deloitte Touche Tohmatsu CPA Ltd.in Tianjin, China. Ms. Zhang holds designation of Certified General Accountants of Canada since 2007. She received her Bachelor of Business Administration degree in Accounting from Nankai University in 2006.

Pursuant to the Employment Agreement (the “Agreement”) between Ms. Zhang and the Company, dated April 6, 2012, Ms. Zhang will serve as the Company’s interim CFO until a suitable candidate for CFO has been qualified and selected by the Company. Ms. Zhang is to receive an annual salary of RMB 180,000 and her salary may be increased at the discretion of the compensation committee of the Board.

There is no family relationship between Ms. Zhang and any of our other officers and directors. There are no understandings or arrangements between Ms. Zhang and any other person pursuant to which Ms. Zhang was selected as an officer.

Except for the aforementioned Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Zhang had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The forgoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Employment Agreement, dated April 6, 2012, by and between Ms. Linbin Zhang and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2012	SHENGKAI INNOVATIONS, INC.

	By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer